UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, WA 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note - This current report on Form 8-K/A amends the current report on Form 8-K (the “Original Form 8-K”) furnished by Zumiez Inc. (the “Company”) on August 19, 2010. The Original Form 8-K reported the Company’s issuance of a press release announcing its financial results for its fiscal quarter ended July 31, 2010. As disclosed below, the Company has reached a tentative agreement to settle a previously disclosed lawsuit and as a result, the Company has revised the financial results that were reported in the Original Form 8-K to record a $2.1 million liability for the potential settlement.

The sole purpose of this amendment to the Original Form 8-K is to furnish the revised financial results for the fiscal quarter ended July 31, 2010 incorporating the tentative settlement agreement.

Item 2.02. Results of Operations and Financial Condition

On September 1, 2010, Zumiez Inc. issued revised financial results for the fiscal quarter ended July 31, 2010, which are attached to this report as Exhibit 99.1.

The Company reached agreement on basic settlement terms to resolve a previously disclosed lawsuit (Chandra Berg et al. v. Zumiez Inc., Case No. BC408410, Los Angeles Superior Court, filed February 25, 2009; the “Lawsuit”) related to certain California wage and hour laws. The Lawsuit is similar to numerous lawsuits filed against retailers and others with operations in California. Although the Company believes that the allegations in the Lawsuit lack merit, it has agreed to a mediator’s proposal to settle the claims in the Lawsuit to avoid significant legal fees, other expenses and management time that would have to be devoted to protracted litigation.

Because this latest development occurred before the Company filed its Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2010, the Company revised its previously announced financial results and recorded a liability for the potential settlement involving the Company. The Form 10-Q report for the Company’s fiscal quarter ended July 31, 2010 was filed on September 1, 2010.

The settlement agreement, which is subject to final documentation and court approval, is expected to cost the Company approximately $2.1 million. If the settlement is approved by the court, it is expected to dispose of the claims. The proposed settlement covers California exempt and non-exempt employees during the period from February 25, 2005 to present.

As a result of the liability recorded, the Company’s operating loss for the fiscal quarter ended July 31, 2010 has been increased by $2.1 million from the amount previously reported in the Original Form 8-K furnished by Zumiez on August 19, 2010 to $2.4 million. The Company’s net income has been reduced by $1.3 million from the amount previously reported in the Original Form 8-K to a net loss of $1.2 million, and the Company’s diluted earnings per share have been reduced by $0.04 from the amount previously reported in the Original Form 8-K to a diluted loss per share of $0.04. The Company did not adjust its fiscal 2010 outlook including its guidance for the fiscal quarter ended October 30, 2010.

Safe Harbor Statement

Certain statements in this report and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this report and the Form 8-K/A shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

Exhibit 99.1 – Revised financial results for the fiscal quarter ended July 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: September 1, 2010	By:	/s/ Trevor S. Lang
Trevor S. Lang
Chief Financial and Administrative Officer
(Principal Accounting Officer)